Exhibit 10.16

SECURITIES ACQUISITION AGREEMENT

This Securities Acquisition Agreement (this “Agreement”), dated as of February 25, 2022, is entered into by and between, High Roller Technologies. Inc., a Delaware corporation (“Buyer”), and Happy Hour Entertainment Holdings Ltd, a British Virgin Islands company having an address at 1st Floor , Columbus Centre, P.O. Box2283, Road Town, Tortola, (“Seller”), with reference to the following:

RECITALS

A.               Seller owns 3,500 shares of capital stock (“Seller’s Shares”) of the HR Entertainment Ltd, a company formed under the laws of the British Virgin Islands (the “Company”), representing 35% of outstanding shares of capital stock of the Company.

B.               The Company holds a worldwide license to operate the HighRoller.com domain.

C.               Buyer desires to acquire from the Seller, and Seller desires to transfer to the Buyer, Seller’s Shares upon the terms herein set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is agreed as follows:

1.                  Incorporation of Recitals. The Recitals set forth above are herein incorporated as if restated in their entirety.

2.                  Acquisition of Seller’s Shares; Acquisition Consideration; Closing of Acquisition

     (a)           Acquisition. At the Closing (as defined below), Buyer shall acquire from the Seller, and the Seller shall transfer the Seller’s Shares to Buyer.

     (b)          Acquisition Consideration. The acquisition consideration shall consist of (i) two million (2,000,000) shares of common stock of the Buyer (the “Base Tranche Consideration”) delivered at the Closing (as defined below) and (ii) a further earnout consideration of two million (2,000,000) shares of common stock of the Buyer (the “Earnout Tranche”), provided that and subject to, Buyer’s online gaming brands and casino operations generating the equivalent of 1,500,000 euro net gaming revenue with profitability for at least three (3) consecutive months obtained prior to the one year anniversary of the Closing Date (the “Earnout Milestone”). As used herein “net gaming revenue” shall mean customer derived revenue from all online sites after customer wins, bonuses, promotions and chargebacks, as determined by U.S. GAAP (Generally Accepted Accounting Principles).

     (c)          Closing. The closing of the acquisition of the Seller’s Shares (the “Closing”) shall take place at a closing date (the “Closing Date”), which shall occur no later than five business days following the execution and delivery of this Agreement, or, on such other date and at such other time as may be mutually agreed upon in writing by Seller and Buyer. At the Closing, Buyer shall deliver or shall have caused to be delivered to Seller shares of common stock of the Buyer evidencing the Base Tranche Consideration, which may be in electronic form or book entry, and Seller shall deliver or cause to be delivered to Buyer a certificate or certificates, which may be in electronic form or book entry, evidencing those shares. Buyer shall deliver or shall have caused to be delivered to Seller shares of common stock of the Buyer evidencing the Earnout Tranche within ten (10) business days after confirmation by the Buyer that the conditions to issuance set forth in paragraph 2(b)(ii) above have been satisfied.

3.	Representations and Warranties.

     (a)          Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

                    i.             Binding Obligation of Buyer. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                    ii.            No Conflict. The consummation by of the transactions contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Buyer is bound or constitute a default thereunder.

                    iii.           Organization and Business of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

                    iv.           Capitalization. The Buyer’s authorized capitalization consists of 60 million shares of common stock of which 18 million shares are outstanding, and 10 million shares of undesignated preferred stock of which no securities are outstanding. The Buyer has agreed to sell an additional two million shares of common stock to other entities or persons subject to Buyer’s meeting certain terms and conditions.

                    v.            Valid Issuance. The shares of common stock of Buyer representing the (i) Base Tranche Consideration, and upon attainment of the Earnout Milestone, representing (ii) the Earnout Tranche, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of liens other than restrictions on transfer under this Agreement.

     (b)          Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:

                    i.             Binding Obligation of Seller. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                    ii.            No Conflict. The consummation by Seller of the transactions contemplated by this Agreement, including the execution and delivery of this Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which such Seller is bound nor constitute a default thereunder.

                    iii.           Organization and Business of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

                    iv.           Company Capitalization; Seller’s Shares Validly Issued. The Company has 10,000 shares issued and outstanding. Seller’s Shares, when delivered to Buyer in accordance with the terms of this Agreement for the consideration expressed herein, are duly and validly issued, fully paid, and non-assessable, and will be free of liens or claims of any kind, other than restrictions on transfer under this Agreement, and that upon acquisition of the Seller’s Shares Buyer will own not less than 35% of the issued and outstanding shares of the Company. Except for an additional entity owning 65% of the Company, no other person or entity has to Seller’s knowledge any right, interest or claim in the or to the Company. Seller further represents that all intellectual property (“IP”) of the Company including customer data is validly owned or licensed by the Company and except as to licensed IP is free from liens, claims or rights of others and that the IP has not since being generated, developed or otherwise acquired been, in whole or in any part, transferred to others.

                    v.           Speculative Securities. Seller acknowledges that the shares of common stock issuable to Seller pursuant to the terms of this Agreement are speculative securities entailing high risk and further represents that it is aware of the operations, financial condition and capitalization of the Buyer and of the industry in which Buyer operates. Seller has the knowledge, and experience necessary to evaluate Buyer’s affairs and to evaluate the merits and risks of accepting Buyer’s securities as set forth herein in exchange for Seller’s Shares. Seller understands and agrees that Buyer is relying upon the accuracy, completeness, and truth of Seller’s representations, warranties, agreements, and certifications contained in this Agreement.

                   vi.           Securities Legend. Seller acknowledges that the following legend, or one substantially like it, will be imprinted on the certificates representing the shares of common stock issuable to Seller pursuant to the terms of this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (WHICH OPINION AND COUNSEL SHALL BOTH BE SATISFACTORY TO THE COMPANY).”

4.                 Miscellaneous.

     (a)          Notices. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address given for that purpose.

     (b)          Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware. Notwithstanding the foregoing, if any law or set of laws in the State of Delaware requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, then such Delaware law or set of laws shall be superseded by this subsection, and the remaining laws of the State of Delaware nonetheless shall be applied in such proceeding.

     (c)          Choice of Forum. Any judicial proceeding brought by any party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Los Angeles County, California. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

     (d)          Survival of Representations, Warranties. Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall not be discharged or dissolved upon the Closing but shall survive and remain in full force and effect for three hundred sixty-five days following the date of this Agreement.

     (e)          Severability. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is so held invalid, and the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

     (f)           No Waiver. The failure of any party hereto at any time to require performance by the other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party here of any breach of any term or provision of this Agreement shall not be construed as waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

     (g)          Written Amendments. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by all parties hereto. No oral statements or representations made after the date of this Agreement by either party hereto are binding on such party, and neither party hereto shall have the right to rely on such oral statements or representations.

     (h)          Assignment. Neither this Agreement nor any of the rights, interests or obligations of either party hereto arising under this Agreement may be assigned by either party hereto without the prior written consent of the other party hereto.

     (i)           Successors. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, subcontractors, personal representatives and permitted assigns.

     (j)           Headings and Captions. The headings and captions appearing at the beginning of each Section and subsection of this Agreement are included herein for the convenience of reference only do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

     (k)          Entire Agreement. This Agreement constitutes and shall be deemed to contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements or representations with respect to the subject matter hereof that are not expressly set forth herein.

     (l)           Counterpart Execution. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     (m)         Facsimile Transmission. The confirmed facsimile or electronic mail transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party’s agent shall constitute the delivery of this Agreement. Each party hereto agrees to confirm such delivery by mailing or personally delivering to the other party hereto or such party’s agent an executed original of this Agreement in its entirety.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Securities Acquisition Agreement effective as of the date first written above.

HAPPY HOUR ENTERTAINMENT HOLDINGS LTD,

By:
Daniel Bradtke

HIGH ROLLER TECHNOLOGIES, INC.

By:
Brandon Eachus, Chief Executive Officer